Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of HBT Financial, Inc. of our reports dated March 12, 2021, relating to the consolidated financial statements of HBT Financial, Inc., appearing in the Annual Report on Form 10-K of HBT Financial, Inc. for the year ended December 31, 2020.
We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.
/s/RSM US LLP
Chicago, Illinois
August 19, 2021